FILED
                                                                  Sep  9 1998
                                                              OKLAHOMA SECRETARY
                                                                   OF STATE




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TECHLITE APPLIED SCIENCES, INC.
                     --------------------------------------

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         The undersigned corporation ("the Corporation"), an Oklahoma corporation, for the purposes of adopting an Amended and Restated Certificate of Incorporation pursuant to the Section 1080 of the Oklahoma General Corporation Act ("the Act"), hereby certifies:

         1.       The name of the Corporation is "TechLite Applied
Sciences, Inc."

         2. The name under which the Corporation was originally incorporated was "TEK-LITE Corporation"

         3. The Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on November 19, 1992.

         4. The Amended Certificate of Incorporation of the Corporation, changing the name of the Corporation and the name and address of its registered office and agent was filed with the Oklahoma Secretary of State on December 23, 1996.

         5. The amendments to the Certificate of Incorporation effected by this Certificate are (1) to change the address of its registered office, and (2) to change the number of shares of Common Stock and of Preferred Stock that are authorized to be issued.

         6. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Act Section 1080, after being proposed by the directors and adopted by the shareholders in the manner and by the vote prescribed in Act Section 1077, and restates, integrates and further amends the Certificate of Incorporation.

         7. The Certificate of Incorporation of Techlite Applied Sciences, Inc. is hereby restated as further amended by this Certificate, to read in full, as follows:


                                                                     Exhibit 3.3
                                                               Page 1 of 4 Pages

                          CERTIFICATE OF INCORPORATION
                                       OF
                         TECHLITE APPLIED SCIENCES, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     1. Name.
        ----
     The name of the corporation is:

                      TechLite Applied Sciences, Inc.

     2. Registered Office.
        -----------------
     The address of its registered office in the State of Oklahoma, County of Tulsa, is 6106 East 32nd Place, Suite 101, Tulsa, OK 74135; and the name of its registered agent at that address is James D. Arvidson.

     3. Purpose.
        -------
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     4. Capital Stock.
        -------------
     The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the corporation shall have authority to issue and the par value of each share of each class of stock are as follows:


                                                                     Exhibit 3.3
                                                               Page 2 of 4 Pages



                                                Number of
                                Par             Authorized
    Class                      Value              Shares              Total
    -----                      -----           -----------            -----
    Common                     $0.001           40,000,000           $40,000
    Preferred                  $0.001           10,000,000            10,000
                                                ----------           -------

             Totals:                            50,000,000           $50,000


     5. Bylaws.
        ------
     The Bylaws of the corporation may be adopted, amended, or repealed by the Board of Directors without the assent or vote of the stockholders.

     6. Directors.
        ---------
     The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Elections of directors need not be by ballot unless the Bylaws so provide.

     7. Indemnification.
        ---------------
     The corporation shall, to the full extent permitted by Section 1031 of the Oklahoma General Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     8. Amendment.
        ---------
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     9. Compromise or Arrangement by Corporation with Creditors or Shareholders.
        -----------------------------------------------------------------------
     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 100 of the Act, may order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such

                                                                     Exhibit 3.3
                                                               Page 3 of 4 Pages
compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its President and attested by its Secretary this 21st day of October, 1997.

ATTEST:                                          TECHLITE APPLIED SCIENCES, INC.


/s/ Carol Sage                                   By /s/ John F. Bodkin
---------------------                               -------------------------
Carol Sage, Secretary                               John F. Bodkin, President

                                                                     Exhibit 3.3
                                                               Page 4 of 4 Pages